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                                                   EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment 1 to the Registration Statement on Form S-3 of Churchill Downs Incorporated of our reports dated February 19, 1999 relating to the financial statements of Calder Race Course, Inc. and Tropical Park, Inc. which appear in such Registration Statement as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement as amended.

                                      /s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 15, 1999